UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

CNL Healthcare Trust, Inc. (referred to herein as the “Company,” “we,” “us,” or “our”), through CHT Partners, LP, the Company’s operating partnership and wholly-owned subsidiary, intends to acquire the following five (5) senior assisted living facilities (each, a “Facility” and collectively, the “Facilities”):

Facility	Location	Sq. Footage	# of Units
Brookridge Heights	Marquette, MI	50,035	65
Curry House	Cadillac, MI	36,000	60
Symphony Manor	Baltimore, MD	41,092	69
Woodholme Gardens	Pikesville, MD	55,098	80
Fredericktowne	Frederick, MD	46,672	74

The Company’s operating partnership, CHT Partners, LP, entered into two (2) substantially similar purchase and sale agreements, dated effective as of October 31, 2012, one agreement relating to the acquisition of the Fredericktowne Facility, and the second agreement relating to the acquisitions of the other four Facilities. The sellers of the Facilities are affiliates of Capital Health Group, LLC, a senior housing developer and operator headquartered in Media, Pennsylvania (“Capital Health”). Neither Capital Health nor any of the sellers of the Facilities is affiliated with the Company or any of our affiliates.

The aggregate purchase price for the entire portfolio of the five Facilities is $85.1 million, exclusive of closing costs. The Company has initially funded escrowed earnest money deposits in the aggregate amount of $1,180,470. We are currently conducting our due diligence investigation of the contemplated transactions and the Facilities. Under the purchase agreements, we have the right to cancel the purchase agreements, in our sole and absolute discretion, at anytime on or before the termination of the 45-day due diligence period. The initial deposits become non-refundable upon the expiration of the due diligence period on December 15, 2012. Additional non-refundable deposits in the aggregate amount of $885,359 will be due at the close of the due diligence period. We anticipate obtaining third-party financing for approximately 57% of the aggregate purchase price of the Facilities. The balance of the purchase price, together with closing costs, will be paid from current and anticipated net proceeds of the Company’s current public offering.

The purchase agreements contain noncompetition and nonsolicitation provisions, and indemnification provisions for breaches of sellers’ representations and warranties. The indemnification obligations of the sellers, except the Fredericktowne Facility, are fully and irrevocably guaranteed by an affiliate of Capital Health.

The closing of the acquisition of the Facilities is contingent upon and subject to substantial conditions, including but not limited to, our obtaining financing, the receipt of applicable licenses and permits, our entrance into a management agreement before the close of the due diligence period with Capital Health Group Management, LLC a third-party manager affiliated with Capital Health, our entrance into an option agreement before the close of the due diligence period with respect to certain option properties, and the consummation of certain closings on related properties concurrently with the closing on the Facilities. In addition, as a condition of closing, the sellers will be subject to a holdback in the aggregate amount of approximately $5 million, which amount will be allocated among the sellers of the Facilities, except Fredericktowne. The holdback amount will be escrowed and disbursed in accordance with a Yield Guaranty and Escrow Agreement to be negotiated and agreed upon by and between the Company and such sellers during the due diligence period.

Subject to the satisfaction or waiver of the closing conditions, a closing will occur on or before December 28, 2012. There can be no assurance that any or all contingencies will be satisfied or waived, that we will be able to finalize financing on terms acceptable to us or at all, or that the acquisition of all or any of the Facilities will be consummated on the terms and conditions set forth in the purchase agreements, or otherwise. At the time of the filing of this report, we cannot give any assurances that the consummation of the acquisition of the Facilities is probable.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our prospectus dated March 12, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the United States Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1.	Agreement of Sale made as of October 31, 2012, by and among Brookridge Marquette Real Estate, LLC, Roland Park Real Estate, LLC, Pikesville Real Estate, LLC, 5858 South 47 Mile Road Real Estate, LLC, Brookridge Marquette Operating, LLC, Roland Park Operating, LLC, Pikesville Operating, LLC, and 5858 South 47 Mile Road Operating, LLC, as Sellers, and CHT Partners, LP, as Purchaser. (Filed herewith.)

10.2.	Agreement of Sale made as of October 31, 2012, by and among Frederick Real Estate, LLC, Frederick Operating, LLC, as Sellers, and CHT Partners, LP, as Purchaser. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2012		CNL Healthcare Trust, Inc a Maryland corporation

	By:	/s/Joseph T. Johnson
		Name:	Joseph T. Johnson
		Title:	Chief Financial Officer, Senior Vice President
and Treasurer